Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of China Biologic Products, Inc., a Delaware corporation (the "Company"), on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Chao Ming Zhao, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2009

/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer
(Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to China Biologic Products, Inc. and will be retained by China Biologic Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]